Exhibit 99.1

NGL Energy Partners LP Announces $700 Million Senior Secured Term Loan Facility and Provides Financial Update

New Term Loan Facility

NGL Energy Partners LP (NYSE: NGL) (“Partnership” or “NGL”), together with its wholly owned subsidiary NGL Energy Operating LLC (“NGL Energy Operating”), today announced plans to syndicate a new seven-year $700 million senior secured term loan facility (the “Term Loan Facility”). NGL Energy Operating will be the borrower under the Term Loan Facility. NGL Energy Operating expects to use the net proceeds of the Term Loan Facility, together with proceeds from any additional senior secured financing, to refinance existing debt (including repayment of existing senior notes); to pay related fees, costs and expenses; and for general corporate purposes.

There can be no assurances that NGL and NGL Energy Operating will be successful in their marketing efforts or that NGL Energy Operating will be able to enter into the Term Loan Facility (or the actual size or terms thereof). Closing of the Term Loan Facility, which is anticipated to occur in the first quarter of calendar 2024, is subject to obtaining lender commitments, as well as market conditions and the negotiation and execution of definitive documents and the satisfaction of customary closing conditions.

Preliminary Third Quarter Results

In connection with the Term Loan Facility syndication, NGL is providing certain preliminary estimates of financial information for its fiscal third quarter ended December 31, 2023.

For the three months ended December 31, 2023, NGL is estimating the following:
•Consolidated Adjusted EBITDA1: $150 - $160 million; and
•Capital expenditures (including both maintenance and growth): $30 - $40 million.

In addition, NGL is providing the following information regarding the outstanding principal amount of certain of its debt as of December 31, 2023:

•Asset-based revolving credit facility borrowings of $55.0 million
•Senior notes:
◦6.125% senior unsecured notes due 2025: $281 million;
◦7.5% senior unsecured notes due 2026: $320 million; and
◦7.500% senior secured notes due 2026: $2.050 billion.

As of the date of this press release, NGL has not finalized its financial results nor completed its quarter-end closing for the quarter ended December 31, 2023, and its auditors have not reviewed the financial information for such period. The preliminary estimates presented above are derived from NGL’s internal records and are based on information currently available to management. These preliminary estimates are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the third quarter are finalized. Therefore, all of these preliminary estimates are subject to change. Further, these estimates are not a comprehensive statement of NGL’s financial results as of and for the quarter ended December 31, 2023, and NGL undertakes no obligation to update or revise these estimates prior to issuance of its financial statements.

NGL plans to issue its fiscal third quarter ended December 31, 2023 earnings press release post-market close on Thursday, February 8, 2024. Members of NGL’s management team intend to host an earnings call following this release on Thursday, February 8, 2024 at 4:00 pm CT to discuss its financial results. Analysts, investors, and other interested parties may join the webcast via the event link: https://www.webcaster4.com/Webcast/Page/2808/49742 or by dialing (888) 506-0062 and providing
1 Due to the impracticality of estimating certain amounts required by GAAP prior to completing its quarter-end closing, NGL is not able, without unreasonable effort, to estimate Net Income, the GAAP financial measure most directly comparable to the non-GAAP financial measure of Adjusted EBITDA. The variability of these amounts could have a significant impact on our final GAAP financial results.

access code: 847654. An archived audio replay of the call will be available for 14 days, which can be accessed by dialing (877) 481-4010 and providing replay passcode 49742.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Specifically, forward-looking statements include, among others, statements concerning the new Term Loan Facility, including the expected use of proceeds thereof and the preliminary estimates for the fiscal third quarter. While NGL believes such forward-looking statements are reasonable, NGL cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About NGL Energy Partners LP

NGL Energy Partners LP, a Delaware limited partnership, is a diversified midstream energy company that transports, stores, markets and provides other logistics services for crude oil, natural gas liquids and other products and transports, treats and disposes of produced water generated as part of the oil and natural gas production process.

For further information, visit the Partnership’s website at www.nglenergypartners.com.

Investor Contact:
NGL Energy Partners LP
David Sullivan, 918-495-4631
Vice President - Finance
David.Sullivan@nglep.com
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